Registration No. 811-10401

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[   ] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

Trust for Professional Managers
(Name of Registrant As Specified In Its Charter)

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[   ]  Fee paid previously with preliminary materials.
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WILLIAM BLAIR DIRECTIONAL MULTIALTERNATIVE FUND
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

____________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about April 18, 2016 to shareholders of record as of February 29, 2016 (the “Record Date”).  The Information Statement is being provided to shareholders of the William Blair Directional Multialternative Fund (the “Fund”), a series of Trust for Professional Managers (the “Trust”), a Delaware statutory trust with principal offices located at 615 East Michigan Street, Milwaukee, WI 53202, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, William Blair Investment Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of February 23, 2015.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement is sent to shareholders of the Fund.  The Board of Trustees reviews the Fund’s sub-advisory agreements annually.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.williamblairfunds.com.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing and distributing this Information Statement.  One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL REPORT AND SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.WILLIAMBLAIRFUNDS.COM, BY WRITING TO THE WILLIAM BLAIR DIRECTIONAL MULTIALTERNATIVE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201, OR BY CALLING (TOLL-FREE) 1-855-772-4166.

THE ADVISER AND ITS ADVISORY AGREEMENT

Pursuant to an Amended and Restated Investment Advisory Agreement dated October 1, 2015 (the “Advisory Agreement”), between the Trust, on behalf of the Fund, and the Adviser, a Delaware limited liability company headquartered at 222 West Adam Street, Chicago, Illinois 60606, the Adviser serves as the investment adviser to the Fund.  The Advisory Agreement was last submitted for approval by the shareholders of the Fund on November 4, 2014.  The Advisory Agreement continues in effect for an initial period of two years, and subsequently from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities, and by the vote of a majority of trustees of the Trust who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Adviser; and (ii) by the Adviser upon 60 days’ written notice to the Fund.  The Advisory Agreement provides that it will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Advisory Agreement provides that the Adviser, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the Advisory Agreement, will not be subject to liability to the Trust or the Fund or any shareholder of the Fund for any act or omission in the course of, or in connection with, rendering services under the Advisory Agreement or for any losses that may be sustained in the purchase, holding, redemption or sale of any security by the Fund.  Further, the Adviser indemnifies the Trust and the Fund, and their respective directors, officers, and employees, against any costs, expense, claim, loss, liability, judgment, fine, settlement or damage (including reasonable legal and other expenses) (“Losses”) arising out of any claim, demands, actions, suits or proceedings asserted or threatened to be asserted by any third party (“Proceedings”) in so far as such Loss arises out of or is based upon the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of the Adviser in the performance of its duties under the Advisory Agreement.  In addition, the Trust and the Fund indemnify the Adviser, and its officers, directors, partners, agents, employees, controlling persons, shareholders and affiliated persons, against any and all Losses from any Proceeding arising from the Adviser’s providing services under the Advisory Agreement.

The Fund compensates the Adviser for its services at the annual rate of 1.60% of its average daily net assets.  From the Fund’s management fees, the Adviser pays each of the Fund’s sub-advisers a sub-advisory fee.  The Adviser currently utilizes six sub-advisers.  Not all of the sub-advisers may be actively managing assets for the Fund at all times.  Under the Advisory Agreement, the Adviser monitors the performance of the sub-advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the sub-adviser’s performance during various time periods and market cycles;
•	the sub-adviser’s reputation, experience, investment philosophy and policies; and
•	the sub-adviser’s training of its principals and key personnel.

Each sub-adviser serves pursuant to a separate sub-advisory agreement between the Adviser and the sub-adviser under which the sub-adviser manages a portion of the Fund’s investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

Cube Capital Investment Management Limited (“Cube Capital”) has served as a sub-adviser to the Fund since it commenced operations on November 7, 2014.  In December 2015, the Adviser informed the Trust of Cube Capital’s intent to enter into a transfer agreement with Unigestion (UK) Limited (“Unigestion”) that would trigger an automatic termination of the previous sub-advisory agreement between Cube Capital and the Adviser on or about February 2, 2016.  Pursuant to the transfer agreement, Unigestion agreed to acquire the portfolio manager and other personnel responsible for managing the segment of the Fund’s assets managed by Cube Capital.  Effective February 2, 2016, following the closing of the transaction, Senior Portfolio Manager Nick Linnane, Analyst Chrysis Aristidou and Head of Operations Faten Benali became employees of Unigestion.  This change is not expected to affect in any way the day-to-day management or the sub-advisory services Unigestion provides to the Fund.  However, for Unigestion to serve as a sub-adviser to the Fund after the automatic termination of the Cube Capital sub-advisory agreement, it was necessary for the Adviser to enter into a new sub-advisory agreement with Unigestion.

At an in-person meeting of the Board of Trustees held on January 28, 2016 (the “January 2016 Meeting”), the Board of Trustees, including a majority of the trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the investment sub-advisory agreement between the Adviser and Unigestion (the “Sub-Advisory Agreement”) and the Board of Trustees’ legal responsibilities related to such consideration.  In connection with the review, the Board of Trustees was familiar with the Fund’s stated investment objective to achieve capital appreciation with moderate volatility and moderate correlation to the broader markets.  The Board of Trustees was also familiar with the Adviser’s strategy to achieve the Fund’s investment objective by allocating its assets primarily among a select group of experienced sub-advisers, including Unigestion, who implement a number of different alternative investment strategies and invest in a variety of markets and that each sub-adviser’s investment strategy is intended to contribute to the Fund’s investment objective under varying market conditions.  After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term.

CONSIDERATION OF THE SUB-ADVISORY AGREEMENT

Nature, Extent and Quality of Services to be Provided by Unigestion to the Fund:  The Trustees considered the nature, extent and quality of services to be provided by Unigestion to the Fund.  The Trustees considered Unigestion’s specific responsibilities in all aspects of day-to-day management of a portion of the Fund’s assets, as well as the qualifications, experience and responsibilities of Senior Portfolio Manager Mr. Nick Linnane and Analyst Mr. Chrysis Aristidou, who will continue to serve as the portfolio managers for the segment of the Fund’s assets managed by Unigestion, and other key personnel at Unigestion.  The Trustees concluded that Unigestion had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the Sub-Advisory Agreement and that the nature, overall quality and extent of the management services to be provided to the Fund were satisfactory and reliable.

Investment Performance of the Fund:  The Trustees discussed the performance of the Class I shares of the Fund, including the performance relating specifically to the segment of the Fund’s assets managed by Cube Capital prior to the change in control.  The Trustees discussed the performance of that segment of the Fund’s portfolio managed by Cube Capital for the one year and since inception periods ended December 31, 2015.  The Trustees compared the performance of that segment of the Fund’s portfolio managed by Cube Capital on both an absolute basis and in comparison to the MSCI World Index and in comparison to the Fund’s overall performance for the same periods.  The Trustees concluded that the Fund and its shareholders were likely to benefit from Unigestion’s management of the Fund given the continuity in portfolio management personnel.

Costs of Services Provided and Profits to be Realized by Unigestion: The Trustees reviewed and considered the sub-advisory fees payable by the Adviser to Unigestion under the Sub-Advisory Agreement, noting the fees were identical to those paid by the Adviser to Cube Capital prior to Unigestion’s acquisition of Cube Capital personnel.  Since Unigestion’s sub-advisory fees would be paid by the Adviser, the overall advisory fee paid by the Fund would not be directly affected by Unigestion’s sub-advisory fee.  Consequently, the Trustees did not consider the costs of services to be provided by Unigestion or the profitability of its relationship with the Fund to be material factors for consideration given that Unigestion is not affiliated with the Adviser and, therefore, the sub-advisory fees were negotiated on an arm’s-length basis.  Based on all these factors, the Trustees concluded that the sub-advisory fees to be paid to Unigestion by the Adviser were reasonable in light of the services to be provided under the Sub-Advisory Agreement.

Extent of Economies of Scale to be Realized as the Fund Grows:  Since the sub-advisory fees payable to Unigestion would not be paid by the Fund, the Trustees did not consider whether the sub-advisory fees should reflect any potential economies of scale that might be realized as the Fund’s assets increase.

Benefits Derived from the Relationship with the Fund: The Trustees considered the direct and indirect benefits that could be received by Unigestion from its association with the Fund.  The Trustees concluded that the benefits that Unigestion may receive appear to be reasonable, and in many cases benefit the Fund.

Conclusions: The recommendation by the Adviser to continue Unigestion’s services in managing a portion of the Fund’s assets was based on an evaluation of the qualifications of Unigestion’s investment personnel, investment philosophy and process and performance results, among other factors, including the Adviser’s analysis that Unigestion’s investment strategy is complementary to the investment strategy of the Fund’s other sub-advisers.  The Trustees considered all of the foregoing factors.  In considering the Sub-Advisory Agreement, the Trustees did not identify any one factor as all-important, but rather considered all of these factors collectively in light of the Fund’s surrounding circumstances.  Based on this review, the Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term as being in the best interests of the Fund and its shareholders.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT

The sub-advisory fees each sub-adviser receives for its services to the Fund are paid from the Adviser’s management fees.  For the fiscal period ended August 31, 2015, for its services under the investment advisory agreement with the Trust, the Adviser received a management fee of 1.60% of the average net assets of the Fund, computed daily and payable monthly.  The Adviser has contractually committed to waive its management fees and/or reimburse expenses of the Fund to ensure that Total Annual Fund Operating Expenses (exclusive of front-end or contingent deferred loads, taxes, leverage, interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, dividends or interest expenses on short positions, acquired fund fees and expenses or extraordinary expenses such as litigation) do not exceed 2.05%, 1.80% and 1.80% of the Fund’s average annual net assets for Class N shares, Class I shares and Institutional Class shares, respectively, through at least October 30, 2017.

For the fiscal period ended August 31, 2015, the Fund paid the Adviser $1,639,340 (net of fee waivers).  The fees paid to sub-advisers are individually negotiated between the Adviser and each sub-adviser and may vary.  The aggregate sub-advisory fees paid by the Adviser for the fiscal period ended August 31, 2015 were $969,692 or 0.83% of average net assets.

The Sub-Advisory Agreement was approved by the Board of Trustees at the January 2016 Meeting for an initial term of two years.  Thereafter, continuance of the Sub-Advisory Agreement will require annual approval by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and by the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement or interested persons of any such party.  The Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to Unigestion, and (ii) by Unigestion upon 60 days’ written notice to the Fund and the Adviser.  The Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

The terms of the Sub-Advisory Agreement are substantially similar to the sub-advisory agreements between the Adviser and the other sub-advisers of the Fund.  The Sub-Advisory Agreement provides that Unigestion, among other duties, will make all investment decisions for the portion of the Fund’s assets allocated to it as described in the Fund’s prospectus.  Unigestion, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the portion of the Fund’s assets allocated to it.  Unigestion also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreement provides that the Adviser will compensate Unigestion on the basis of average daily net assets of that portion of the Fund’s portfolio allocated to Unigestion.  The Adviser compensates Unigestion from the management fees that it receives from the Fund.  Unigestion generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

INFORMATION ABOUT UNIGESTION (UK) LIMITED

Unigestion is a registered investment adviser founded in 2000 and located at 105 Piccadilly, London, W1J 7NJ, United Kingdom.  Unigestion is a wholly owned subsidiary of Unigestion Holding SA, located at 8C Avenue De Champel, Geneva, Switzerland, 1211, and provides discretionary, individualized investment advisory services to private investment funds (generally structured as pooled investment vehicles) and certain institutional separately managed accounts.  As of September 30, 2015, Unigestion managed approximately $17.1 billion in assets.

The following table provides information on the principal executive officers of Unigestion:

Name and Address*	Title and Principal Occupation
Andrew W. Marchant	Chairman
Christopher J. Sharples	Deputy Chairman
Annette S. Voss	Chief Operating Officer and Chief Compliance Officer
Regis F. Martin	Chief Financial Officer

* The principal mailing address of each individual is that of Unigestion’s principal offices as stated above.

Other Investment Companies Advised or Sub-Advised by Unigestion.  Unigestion does not currently act as an adviser or sub-adviser to registered investment companies having similar investment objectives to those of the Fund.

AFFILIATED BROKERAGE COMMISSIONS

For the fiscal period ended August 31, 2015, no brokerage commissions were paid to any affiliated brokers.

ADDITIONAL INFORMATION ABOUT THE FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, serves as distributor and principal underwriter for the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 North River Center Drive, Suite 302, Milwaukee, WI 53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s annual report and most recent semi-annual report are available on request, without charge, by writing to William Blair Directional Multialternative Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201 or calling (toll-free) 1-855-772-4166.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Class N Shares
Name and Address	Parent Company	Jurisdiction	% Ownership	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	The Charles Schwab Corporation	DE	69.80%	Record
William Blair & Company, L.L.C. 222 West Adams Street Chicago, IL 60606-5312	N/A	DE	25.10%	Record
Vanguard P.O. Box 1170 Valley Forge, PA 19482-1170	N/A	N/A	5.10%	Record

Class I Shares
Name and Address	Parent Company	Jurisdiction	% Ownership	Type of Ownership
William Blair & Company, L.L.C. 222 West Adams Street Chicago, IL 60606-5312	N/A	DE	96.32%	Record

Institutional Class Shares
Name and Address	Parent Company	Jurisdiction	% Ownership	Type of Ownership
SEI Private Trust Company One Freedom Valley Drive Oaks, PA 19456-9989	SEI Investment Management Corp.	PA	56.72%	Record
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	The Charles Schwab Corporation	DE	42.92%	Record

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders.  Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by contacting the Fund in writing at William Blair Directional Multialternative Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling 1-855-772-4166.  Such copies will be delivered promptly upon request.  Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.

WILLIAM BLAIR DIRECTIONAL MULTIALTERNATIVE FUND
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

April 18, 2016

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the William Blair Directional Multialternative Fund (the “Fund”), a series of Trust for Professional Managers (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material available for view:

Information Statement

The Information Statement details the addition of a new sub-adviser to the Fund.  Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Fund between William Blair Investment Management, LLC (“William Blair”), the investment adviser to the Fund, and Unigestion (UK) Limited.

William Blair and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission.  This Manager of Managers Order permits William Blair to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval.  The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy.  You may print and view the full Information Statement on the Fund’s website at www.williamblairfunds.com until at least July 17, 2016.  You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at William Blair Directional Multialternative Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling (toll-free) 1-855-772-4166 by July 17, 2016.  If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.